Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q3 2021 Results

New York, NY – November 4, 2021 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the “Company” or “Silvercrest”) today reported the results of its operations for the quarter ended September 30, 2021.

Business Update

Silvercrest is pleased to report strong financial results for the third quarter of 2021, despite anemic markets and institutional rebalancing during the third quarter. The firm's discretionary assets under management (“AUM”), which drives revenue, increased 25.7% year over year. Commensurate with that increase, Silvercrest concluded the quarter with $33.5 million in revenue and quarterly Adjusted EBITDA1 of $10.3 million, representing year-over-year increases of 23.1% and 27.4% respectively. Adjusted Diluted Earnings Per Share1 increased 25.7% year over year to $0.44 per Adjusted Diluted Earnings Per Share.

Silvercrest sought to achieve $1.0 billion in AUM with its relatively new Outsourced Chief Investment Officer (OCIO) capability by the end of 2021. We are pleased to report that the OCIO business now has $1.1 billion in AUM. We have a strong new business pipeline of opportunities and crossing this AUM threshold will be helpful to building that business.

Silvercrest's new business opportunities continue to grow thanks to continued strong relative investment performance for high net worth and institutional clients alike.

During the third quarter, Silvercrest repurchased approximately 27 thousand shares of Class A common stock for approximately $0.4 million pursuant to its previously announced share repurchase program on July 28, 2021.

On November 2, 2021, the Company’s Board of Directors declared a quarterly dividend of $0.17 per share of Class A common stock which represents an annual yield of approximately 4.1% based on the closing price of the Company’s Class A common stock on November 3, 2021. The dividend will be paid on or about December 17, 2021 to shareholders of record as of the close of business on December 10, 2021.

Third Quarter 2021 Highlights

•	Total assets under management (“AUM”) of $31.0 billion, inclusive of discretionary AUM of $22.5 billion and non-discretionary AUM of $8.5 billion at September 30, 2021.
•	Revenue of $33.5 million.
•	U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $6.4 million and $3.7 million, respectively.
•	Basic and diluted net income per share of $0.38.
•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)[1] of $10.3 million.
•	Adjusted net income[1] of $6.6 million.
•	Adjusted basic and diluted earnings per share[1], [2] of $0.46 and $0.44, respectively.

The table below presents a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures and AUM.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands except as indicated)	2021	2020	2021	2020
Revenue	$33,461	$27,182	$97,799	$79,568
Income before other income (expense), net	$8,181	$4,949	$21,211	$18,920
Net income	$6,354	$3,480	$16,350	$13,952
Net income margin	19.0%	12.8%	16.7%	17.5%
Net income attributable to Silvercrest	$3,723	$2,059	$9,610	$8,081
Net income per basic and diluted share	$0.38	$0.22	$0.99	$0.85
Adjusted EBITDA[1]	$10,345	$8,119	$30,430	$22,999
Adjusted EBITDA Margin[1]	30.9%	29.9%	31.1%	28.9%
Adjusted net income[1]	$6,607	$5,062	$19,530	$14,145
Adjusted basic earnings per share[1,2]	$0.46	$0.35	$1.35	$0.98
Adjusted diluted earnings per share[1,2]	$0.44	$0.35	$1.31	$0.97
Assets under management at period end (billions)	$31.0	$24.4	$31.0	$24.4
Average assets under management (billions)[3]	$31.0	$24.1	$29.4	$24.8
Discretionary assets under management (billions)	$22.5	$17.9	$22.5	$17.9

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]

Adjusted basic and diluted earnings per share measures for the three and nine months ended September 30, 2021 are based on the number of shares of Class A common stock and Class B common stock outstanding as of September 30, 2021.  Adjusted diluted earnings per share are further based on the addition of unvested restricted stock units, and non-qualified stock options to the extent dilutive at the end of the reporting period.

[3]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.

AUM at $31.0 billion

Silvercrest’s discretionary assets under management increased by $4.6 billion, or 25.7%, to $22.5 billion at September 30, 2021 from $17.9 billion at September 30, 2020.  The increase was attributable to client inflows of $4.8 billion and market appreciation of $5.2 billion, partially offset by client outflows of $5.3 billion.  Silvercrest’s total AUM increased by $6.6 billion, or 27.0%, to $31.0 billion at September 30, 2021 from $24.4 billion at September 30, 2020.  The increase was attributable to client inflows of $5.4 billion and market appreciation of $7.1 billion, partially offset by client outflows of $5.8 billion.

Silvercrest’s discretionary assets under management decreased by $0.4 billion, or 1.7%, to $22.5 billion at September 30, 2021 from $22.9 billion at June 30, 2021.  The decrease was attributable to client outflows of $1.3 billion and market depreciation of $0.2 billion, partially offset by client inflows of $1.1 billion.  Silvercrest’s total AUM remained at $31.0 billion at September 30, 2021 and June 30, 2021.  This was attributable to client inflows of $1.2 billion and market appreciation of $0.2 billion, offset by client outflow of $1.4 billion.

Assets under management as of June 30, 2020 were impacted by the effects of COVID-19 on financial markets during the quarter ended March 31, 2020.

Third Quarter 2021 vs. Third Quarter 2020

Revenue increased by $6.3 million, or 23.1%, to $33.5 million for the three months ended September 30, 2021, from $27.2 million for the three months ended September 30, 2020. This increase was driven by market appreciation in discretionary assets under management, partially offset by net client outflows. Revenue for the quarter ended June 30, 2020 was primarily based on market values as of March 31, 2020, and as such was affected by declines in the financial markets caused by COVID-19 during the quarter ended March 31, 2020.

Total expenses increased by $3.0 million, or 13.7%, to $25.3 million for the three months ended September 30, 2021 from $22.2 million for the three months ended September 30, 2020. Compensation and benefits expense increased by $3.6 million, or 23.9%, to $18.8 million for the three months ended September 30, 2021 from $15.2 million for the three months ended September 30, 2020. The increase was primarily attributable to an increase in the accrual for bonuses of $3.0 million, an increase in salaries and benefits of $0.4 million primarily as a result of merit-based increases,  newly hired staff, and an increase in equity-based compensation expense of $0.2 million due to an increase in the number of vested and unvested restricted stock units and unvested non-qualified stock options outstanding.  General and administrative expenses decreased by $0.6 million, or 8.0%, to $6.5 million for the three months ended September 30, 2021 from $7.1 million for the three months ended September 30, 2020. This was primarily attributable to a decrease in the adjustment to the fair value of contingent consideration related to the Cortina Acquisition of $1.0 million and a decrease in occupancy and related costs of $0.1 million primarily due to a decrease in cleaning and maintenance costs, partially offset by an

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

increase in professional fees of $0.1 million, an increase in portfolio and systems expense of $0.2 and an increase depreciation and amortization expense of $0.1 million.

Consolidated net income was $6.4 million or 19.0% of revenue for the three months ended September 30, 2021 as compared to consolidated net income of $3.5 million or 12.8% of revenue for the same period in the prior year.  Net income attributable to Silvercrest was $3.7 million, or $0.38 per basic and diluted share for the three months ended September 30, 2021.   Our Adjusted Net Income1 was $6.6 million, or $0.46 per adjusted basic share and $0.44 per adjusted diluted share2 for the three months ended September 30, 2021.

Adjusted EBITDA1 was $10.3 million or 30.9% of revenue for the three months ended September 30, 2021 as compared to $8.1 million or 29.9% of revenue for the same period in the prior year.

Nine Months Ended September 30, 2021 vs. Nine Months Ended September 30, 2020

Revenue increased by $18.2 million, or 22.9%, to $97.8 million for the nine months ended September 30, 2021, from $79.6 million for the nine months ended September 30, 2020. This increase was driven by market appreciation in assets under management, partially offset by net client outflows. Revenue for the first three quarters of 2020 was primarily based on market values as of the end of the respective prior quarter, and as such was partially affected by declines in the financial markets caused by the coronavirus (COVID-19) pandemic during the quarter ended March 31, 2020.

Total expenses increased by $16.0 million, or 26.3%, to $76.6 million for the nine months ended September 30, 2021 from $60.6 million for the nine months ended September 30, 2020. Compensation and benefits expense increased by $10.7 million, or 24.1%, to $54.9 million for the nine months ended September 30, 2021 from $44.2 million for the nine months ended September 30, 2020. The increase was primarily attributable to an increase in the accrual for bonuses of $8.8 million, an increase in salaries and benefits of $1.1 million primarily as a result of merit-based increases and newly hired staff and an increase in equity-based compensation expense of $0.7 million due to an increase in the number of vested and unvested restricted stock units and unvested non-qualified stock options outstanding.  General and administrative expenses increased by $5.3 million, or 32.1%, to $21.7 million for the nine months ended September 30, 2021 from $16.4 million for the nine months ended September 30, 2020. This was primarily attributable to an increase in the adjustment to the fair value of contingent consideration related to the Cortina Acquisition of $5.1 million, an increase in trade errors of $0.3 million, an increase in professional fees of $0.1 million, an increase in sub-advisory and referral fees of $0.1 million and an increase in insurance expense of $0.1 million partially offset by a decrease in travel and entertainment expenses of $0.2 million as a result of the coronavirus pandemic, a decrease in portfolio and systems expense of $0.1 million and a decrease in depreciation and amortization of $0.1 million.

Consolidated net income was $16.4 million or 16.7% of revenue for the nine months ended September 30, 2021 as compared to $14.0 million or 17.5% of revenue for the same period in the prior year.  Net income attributable to Silvercrest was $9.6 million, or $0.99 per basic and diluted share for the nine months ended September 30, 2021.   Our Adjusted Net Income1 was $19.5 million, or $1.35 per adjusted basic share and $1.31 per adjusted diluted share2 for the nine months ended September 30, 2021.

Adjusted EBITDA1 was $30.4 million or 31.1% of revenue for the nine months ended September 30, 2021 as compared to $23.0 million or 28.9% of revenue for the same period in the prior year.

Liquidity and Capital Resources

Cash and cash equivalents were $65.9 million at September 30, 2021, compared to $62.5 million at December 31, 2020.  As of September 30, 2021, there was $9.9 million outstanding under our term loan with City National Bank and nothing outstanding on our revolving credit facility with City National Bank.

Silvercrest Asset Management Group Inc.’s total equity was $75.5 million at September 30, 2021.  We had 9,653,214 shares of Class A common stock outstanding and 4,815,460 shares of Class B common stock outstanding at September 30, 2021.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share which are non-GAAP financial measures of earnings.  These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•

We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company, taking into account earnings attributable to both Class A and Class B shareholders.

•

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA Margin, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring profitability of the Company, taking into account profitability attributable to both Class A and Class B shareholders.

•

Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. Furthermore, Adjusted Net Income includes income tax expense assuming a blended corporate rate of 26%.  We feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Net Income, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring income of the Company, taking into account income attributable to both Class A and Class B shareholders.

•

Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested restricted stock units and non-qualified stock options to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we feel that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on November 5, 2021, at 8:30 am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-844-836-8743 or for international listeners the call may be accessed by dialing 1-412-317-5723.  An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements and Other Disclosures

This release contains, and from time to time our management may make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include, but are not limited to: incurrence of net losses; fluctuations in quarterly and annual results; adverse economic or market conditions; our expectations with respect to future levels of assets under management, inflows and outflows; our ability to retain clients from whom we derive a substantial portion of our assets under management; our ability to maintain our fee structure; our particular choices with regard to investment strategies employed; our ability to hire and retain qualified investment professionals; the cost of complying with current and future regulation coupled with the cost of defending ourselves from related investigations or litigation; failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct; our expected tax rate; and our expectations with respect to deferred tax assets, adverse economic or market conditions, including the continued adverse effects of the coronavirus pandemic; incurrence of net losses; adverse effects of management focusing on implementation of a growth strategy; failure to develop and maintain the Silvercrest brand; and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020, which is accessible on the SEC’s website at www.sec.gov. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia, New Jersey, California and Wisconsin, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenue
Management and advisory fees	$32,248	$26,148	$94,435	$76,554
Performance fees	86	—	86	—
Family office services	1,127	1,034	3,278	3,014
Total revenue	33,461	27,182	97,799	79,568
Expenses
Compensation and benefits	18,758	15,142	54,882	44,217
General and administrative	6,522	7,091	21,706	16,431
Total expenses	25,280	22,233	76,588	60,648
Income before other income (expense), net	8,181	4,949	21,211	18,920
Other income (expense), net
Other income, net	43	8	58	23
Interest income	1	2	5	12
Interest expense	(92)	(120)	(294)	(445)
Total other income (expense), net	(48)	(110)	(231)	(410)
Income before provision for income taxes	8,133	4,839	20,980	18,510
Provision for income taxes	1,779	1,359	4,630	4,558
Net income	6,354	3,480	16,350	13,952
Less: net income attributable to non-controlling interests	(2,631)	(1,421)	(6,740)	(5,871)
Net income attributable to Silvercrest	$3,723	$2,059	$9,610	$8,081
Net income per share:
Basic	$0.38	$0.22	$0.99	$0.85
Diluted	$0.38	$0.22	$0.99	$0.85
Weighted average shares outstanding:
Basic	9,670,054	9,532,362	9,661,610	9,478,695
Diluted	9,691,103	9,540,604	9,676,639	9,488,259

Exhibit 2

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of non-GAAP financial measure:
Net income	$6,354	$3,480	$16,350	$13,952
Provision for income taxes	1,799	1,359	4,630	4,558
Delaware Franchise Tax	50	50	150	150
Interest expense	92	120	294	445
Interest income	(1)	(2)	(5)	(12)
Depreciation and amortization	981	968	2,942	2,995
Equity-based compensation	345	193	807	456
Other adjustments (A)	745	1,951	5,262	455
Adjusted EBITDA	$10,345	$8,119	$30,430	$22,999
Adjusted EBITDA Margin	30.9%	29.9%	31.1%	28.9%

(A)	Other adjustments consist of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Acquisition costs (a)	$16	$38	$347	$318
Severance	10	—	10	—
Other (b)	719	1,913	4,905	137
Total other adjustments	$745	$1,951	$5,262	$455
(a)

For the three months ended September 30, 2021, represents insurance costs of $11 and professional fees of $5 related to the acquisition of Cortina.  For the nine months ended September 30, 2021, represents equity-based compensation expense of $300 related to restricted stock unit grants issued to two associates hired as part of the Cortina Acquisition in conjunction with their admission to Silvercrest L.P., insurance costs of $34 and professional fees of $14 related to the acquisition of Cortina. For the three months ended September 30, 2020, represents legal and other professional fees of $27 and insurance costs of $11 related to the acquisition of Cortina.  For the nine months ended September 30, 2020, represents legal and other professional fees of $111, insurance costs of $34 related to the acquisition of Cortina, and costs related to the integration of Cortina’s operations of $173.

(b)

For the three months ended September 30, 2021, represents a fair value adjustment to the Cortina contingent purchase price consideration of $670, an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives and expenses related to the Coronavirus pandemic of $1.  For the nine months ended September 30, 2021, represents a fair value adjustment to the Cortina contingent purchase price consideration of $4,570, an ASC 842 rent adjustment of $144 related to the amortization of property lease incentives and expenses related to the Coronavirus pandemic of $191.  For the three months ended September 30, 2020, represents an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives, a fair value adjustment to the Cortina contingent purchase price consideration of $1,700 and expenses related to the Coronavirus pandemic of $165.  For the nine months ended September 30, 2020, represents expenses of $18 related to office renovations, an ASC 842 rent adjustment of $144 related to the amortization of property lease incentives, professional fees related to a new audit requirement of $13, a fair value adjustment to the Cappiccille contingent purchase price consideration of $83, a fair value adjustment to the Cortina contingent purchase price consideration of $(500), a fair value adjustment to the Jamison contingent purchase price consideration of $70, and expenses related to the Coronavirus pandemic of $309.

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Reconciliation of non-GAAP financial measure:
Consolidated net income	$6,354	$3,480	$16,350	$13,952
GAAP Provision for income taxes	1,799	1,359	4,630	4,558
Delaware Franchise Tax	50	50	150	150
Other adjustments (A)	745	1,951	5,262	455
Adjusted earnings before provision for income taxes	8,928	6,840	26,392	19,115
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% assumed tax rate)	(2,321)	(1,778)	(6,862)	(4,970)

Adjusted net income	$6,607	$5,062	$19,530	$14,145

GAAP net income per share (B):
Basic and diluted	$0.38	$0.22	$0.99	$0.85

Adjusted earnings per share/unit (B):
Basic	$0.46	$0.35	$1.35	$0.98
Diluted	$0.44	$0.35	$1.31	$0.97
Shares/units outstanding:
Basic Class A shares outstanding	9,653	9,545	9,653	9,545
Basic Class B shares/units outstanding	4,815	4,828	4,815	4,828
Total basic shares/units outstanding	14,468	14,373	14,468	14,373

Diluted Class A shares outstanding (C)	9,675	9,553	9,675	9,553
Diluted Class B shares/units outstanding (D)	5,239	4,989	5,239	4,989
Total diluted shares/units outstanding	14,914	14,542	14,914	14,542
(A)	See A in Exhibit 2.
(B)	GAAP earnings per share is strictly attributable to Class A shareholders. Adjusted earnings per share takes into account earnings attributable to both Class A and Class B shareholders.
(C)	Includes 21,704 and 8,242 unvested restricted stock units at September 30, 2021 and 2020, respectively.
(D)	Includes 170,854 and 74,907 unvested restricted stock units and 252,904 and 86,764 unvested non-qualified options at September 30, 2021 and 2020, respectively.

Exhibit 4

Silvercrest Asset Management Group Inc.

Consolidated Statements of

Financial Condition
(in thousands)

	September 30, 2021	December 31, 2020
	(Unaudited)
Assets
Cash and cash equivalents	$65,930	$62,498
Investments	53	914
Receivables, net	9,386	8,341
Due from Silvercrest Funds	2,188	1,018
Furniture, equipment and leasehold improvements, net	5,272	5,523
Goodwill	63,675	63,675
Operating lease assets	26,580	30,068
Finance lease assets	276	254
Intangible assets, net	24,582	26,553
Deferred tax asset – tax receivable agreement	11,100	11,397
Prepaid expenses and other assets	3,870	3,563
Total assets	$212,912	$213,804
Liabilities and Equity
Accounts payable and accrued expenses	$18,763	$18,040
Accrued compensation	31,567	33,849
Borrowings under credit facility	9,927	12,600
Operating lease liabilities	32,896	36,127
Finance lease liabilities	283	259
Deferred tax and other liabilities	9,651	9,530
Total liabilities	103,087	110,405
Commitments and Contingencies
Equity
Preferred Stock, par value $0.01,
10,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, par value $0.01,
50,000,000 shares authorized; 9,680,411 and 9,653,214 shares issued and outstanding as of September 30, 2021, respectively; 9,650,692 shares issued and outstanding as of December 31, 2020	97	96
Class B Common Stock, par value $0.01,
25,000,000 shares authorized; 4,815,460 and 4,721,646 issued and outstanding, as of September 30, 2021 and December 31, 2020, respectively	47	46
Additional Paid-In Capital	51,408	51,039
Treasury Stock, at cost, 27,197 and 0 shares as of September 30, 2021 and December 31, 2020, respectively	(418)	—
Retained earnings	24,363	19,498
Total Silvercrest Asset Management Group Inc.’s equity	75,497	70,679
Non-controlling interests	34,328	32,720
Total equity	109,825	103,399
Total liabilities and equity	$212,912	$213,804

Exhibit 5

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended September 30,		% Change From September 30,
	2021	2020	2020
Beginning assets under management	$31.0	$23.8	30.3%

Gross client inflows	1.2	0.9	33.3%
Gross client outflows	(1.4)	(1.0)	40.0%
Net client flows	(0.2)	(0.1)	100.0%

Market appreciation	0.2	0.7	(71.4)%
Ending assets under management	$31.0	$24.4	27.0%

	Nine Months Ended September 30,		% Change From September 30,
	2021	2020	2020
Beginning assets under management	$27.8	$25.1	10.8%

Gross client inflows	4.0	2.9	37.9%
Gross client outflows	(4.6)	(2.6)	76.9%
Net client flows	(0.6)	0.3	NM

Market appreciation/(depreciation)	3.8	(1.0)	NM
Ending assets under management	$31.0	$24.4	27.0%

NM  = Not Meaningful

Exhibit 6

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended September 30,		% Change From September 30,
	2021	2020	2020
Beginning assets under management	$22.9	$17.3	32.4%

Gross client inflows	1.1	0.8	37.5%
Gross client outflows	(1.3)	(0.9)	44.4%
Net client flows	(0.2)	(0.1)	100.0%

Market (depreciation)/appreciation	(0.2)	0.7	NM
Ending assets under management	$22.5	$17.9	25.7%

	Nine Months Ended September 30,		% Change From September 30,
	2021	2020	2020
Beginning assets under management	$20.6	$18.8	9.6%

Gross client inflows	3.6	2.6	38.5%
Gross client outflows	(4.2)	(2.4)	75.0%
Net client flows	(0.6)	0.2	NM

Market appreciation/(depreciation)	2.5	(1.1)	NM
Ending assets under management	$22.5	$17.9	25.7%

NM  = Not Meaningful

Exhibit 7

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended September 30,		% Change From September 30,
	2021	2020	2020
Beginning assets under management	$8.1	$6.5	24.6%

Gross client inflows	0.1	0.1	0.0%
Gross client outflows	(0.1)	(0.1)	0.0%
Net client flows	—	—	0.0%

Market appreciation	0.4	—	100.0%
Ending assets under management	$8.5	$6.5	30.8%

	Nine Months Ended September 30,		% Change From September 30,
	2021	2020	2020
Beginning assets under management	$7.2	$6.3	14.3%

Gross client inflows	0.4	0.3	33.3%
Gross client outflows	(0.4)	(0.2)	100.0%
Net client flows	—	0.1	(100.0)%

Market appreciation	1.3	0.1	1200.0%
Ending assets under management	$8.5	$6.5	30.8%

Exhibit 8

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended September 30,
	2021	2020
Total AUM as of June 30,	$31.028	$23.798
Discretionary AUM:
Total Discretionary AUM as of June 30,	22.865	17.282
New client accounts/assets	0.050	0.151	(1)
Closed accounts	(0.041)	(0.034)	(2)
Net cash inflow/(outflow)	(0.234)	(0.214)	(3)
Non-discretionary to discretionary AUM	—	—	(4)
Market (depreciation)/appreciation	(0.148)	0.721
Change to Discretionary AUM	(0.373)	0.624
Total Discretionary AUM as of September 30,	22.492	17.906
Change to Non-Discretionary AUM	0.298	(0.033)	(5)
Total AUM as of September 30,	$30.953	$24.389

	Nine Months Ended September 30,
	2021	2020
Total AUM as of January 1,	$27.819	$25.070
Discretionary AUM:
Total Discretionary AUM as of January 1,	20.650	18.754
New client accounts/assets	0.287	0.472	(1)
Closed accounts	(0.375)	(0.124)	(2)
Net cash inflow/(outflow)	(0.575)	(0.086)	(3)
Non-discretionary to discretionary AUM	(0.007)	(0.008)	(4)
Market appreciation/(depreciation)	2.511	(1.102)
Change to Discretionary AUM	1.842	(0.848)
Total Discretionary AUM as of September 30,	22.492	17.906
Change to Non-Discretionary AUM	1.292	0.167	(5)
Total AUM as of September 30,	$30.953	$24.389
(1)	Represents new account flows from both new and existing client relationships
(2)	Represents closed accounts of existing client relationships and those that terminated
(3)	Represents periodic cash flows related to existing accounts
(4)	Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM
(5)	Represents the net change to Non-Discretionary AUM

Exhibit 9

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of September 30, 2021

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE [1,2]	ANNUALIZED PERFORMANCE
	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	31.5	12.7	14.9	13.2	9.9
Russell 1000 Value Index		35.0	10.1	10.9	9.3	7.9

Small Cap Value Composite	4/1/02	51.1	8.6	10.7	11.1	11.0
Russell 2000 Value Index		63.9	8.6	11.0	10.2	8.7

Smid Cap Value Composite	10/1/05	49.3	9.0	12.1	12.1	10.5
Russell 2500 Value Index		54.4	8.9	10.5	9.5	8.3

Multi Cap Value Composite	7/1/02	36.6	11.6	13.5	12.3	10.4
Russell 3000 Value Index		36.6	9.9	10.9	9.4	8.6

Equity Income Composite	12/1/03	31.6	8.4	11.5	11.3	11.7
Russell 3000 Value Index		36.6	9.9	10.9	9.4	8.7

Focused Value Composite	9/1/04	28.8	7.8	10.7	10.7	10.8
Russell 3000 Value Index		36.6	9.9	10.9	9.4	8.5

Small Cap Opportunity Composite	7/1/04	48.1	12.4	16.4	14.9	12.3
Russell 2000 Index		47.7	10.5	13.5	11.9	9.4

Small Cap Growth Composite	7/1/04	60.8	21.7	24.1	19.4	13.3
Russell 2000 Growth Index		33.3	11.7	15.3	13.2	10.2

Smid Cap Growth Composite	1/1/06	50.3	28.6	27.5	20.5	14.1
Russell 2500 Growth Index		32.0	16.0	18.2	14.9	11.5

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 largest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.